UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 30, 2014
(Date of earliest event reported)

Fragmented Industry Exchange Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	47-4742558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

80 Mountain Laurel Rd
Fairfield CT 06824
 (Address of Principal Executive Offices)

(908) 468.2799
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 30, 2014, stockholders holding 90% of our outstanding voting securities (“Majority Shareholders”) executed written consents approving  the following corporate actions (“Corporate Actions”):

● Amend our Articles of Incorporation Change the name of the Corporation from Fragmented Industry Exchange, Inc. to HotApp International, Inc.,
● Amend our By-laws to increase the number of members of our Board of Directors from a maximum of three members to a maximum of eight members, and
● Amend our Articles of Incorporation to increase our authorized shares of common stock, $0.0001 par value, from 75,000,000 to 500,000,000.

The Corporate Actions were adopted at a meeting of our Board of Directors October 23, 2014, and the Board of Directors recommended that the Corporate Actions be presented to our shareholders for approval. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporate Law (“DGCL”). This section of the DGCL provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

On October 31, 2014, the Company filed a Preliminary Information statement with respect to the Corporate Actions. The Corporate Actions will not occur until at least 20 days from the mailing of the Information Statement to our stockholders.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fragmented Industry Exchange, Inc.

By:	/s/ Mary Ellen Schloth
Name: Mary Ellen Schloth
Title: Chief Executive Officer
Date: November 4, 2014